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SCG ASSET MANAGEMENT Structured Products Strategy Overview

November 2021

Confidential Not for Distribution or Duplication

Disclosures

ALL INFORMATION INCLUDED IN THIS PRESENTATION REGARDING THE FUND IS PRELIMINARY AND SUBJECT TO CHANGE, WITHOUT NOTICE, AND WILL BE QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND SUPERSEDED BY, THE GOVERNING DOCUMENTS OF THE FUND, INCLUDING PROSPECTUS FILED WITH SEC.

No money, securities or other consideration is being solicited. No invitation is made by this document, or the information contained herein to enter into, or offer to enter into, any agreement to purchase, acquire, dispose of, subscribe for or underwrite any securities or structured products, and no offer is made of any shares in or debentures of a company for purchase or subscription. Prospective clients are encouraged to seek advice from their legal, tax and financial advisors prior to making any investment.

Confidentiality. By accepting receipt or reading any portion of this Presentation, you agree that you will treat the Presentation confidentially. This reminder should not be read to limit, in any way, the terms of any confidentiality agreement you or your organization may have in place with SCG Asset Management, LLC. This document and the information contained herein is strictly confidential (and by receiving such information you agree to keep such information confidential) and are being furnished to you solely for your information and may not be used or relied upon by any other party, or for any other purpose, and may not, directly or indirectly, be forwarded, published, reproduced, disseminated or quoted to any other person for any purpose without the prior written consent of SCG Asset Management, LLC. Any forwarding, publication, distribution or reproduction of this document in whole or in part is unauthorized. Any failure to comply with this restriction may constitute a violation of applicable securities laws.

Past performance is not indicative of future results. No representation is being made that any investment will or is likely to achieve profits or losses or that significant losses will be avoided. There can be no assurance that investments similar to those described in this document will be available in the future and no representation is made that future investments managed by SCG Asset Management, LLC will have similar returns to those presented herein. All information has been presented in U.S. dollars.

No offer to purchase or sell securities. This Presentation does not constitute an offer to sell or a solicitation of an offer to buy any security and may not be relied upon in connection with the purchase or sale of any security.

No reliance, no update and use of information. You may not rely on this Presentation as the basis upon which to make an investment decision. To the extent that you rely on this Presentation in connection with any investment decision, you do so at your own risk. This Presentation is being provided in summary fashion and does not purport to be complete. The information in the Presentation is as of the date indicated on the cover of this document unless otherwise specified and SCG Asset Management, LLC does not intend to update the information after its distribution, even in the event that the information becomes materially inaccurate. Certain information contained in this Presentation, includes performance and characteristics of SCG Asset Management, LLC by independent third parties, or have been prepared internally and have not been audited or verified. Use of different methods for preparing, calculating or presenting information may lead to different results for the information presented, compared to publicly quoted information, and such differences may be material.

Risk of loss. An investment in the strategy described herein is speculative and there can be no assurance that the strategy’s investment objectives will be achieved. Investors must be prepared to bear the risk of a total loss of their investment. No tax, legal or accounting advice. This Presentation is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Any statements of U.S. federal tax consequences contained in this Presentation were not intended to be used and cannot be used to avoid penalties under the U.S. Internal Revenue Code or to promote, market or recommend to another party any tax-related matters addressed herein.

Forward-Looking Statements. This document may contain or incorporate by reference information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give expectations or forecasts of future events. These statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words and terms such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “will,” and other words and terms of similar meaning, or are tied to future periods in connection with a discussion of future performance. Forward-looking statements are based SCG Asset Management, LLC’s assumptions and current expectations, which may be inaccurate, and on the current economic environment which may change. These statements are not guarantees of future performance. They involve a number of risks and uncertainties that are difficult to predict. Results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties and other factors that might cause such differences include, but are not limited to: (1) difficult conditions in the global capital markets; (2) changes in general economic conditions, including changes in interest rates or fiscal policies; (3) changes in the investment environment; (4) changed conditions in the securities or real estate markets; and (5) regulatory, tax and political changes. SCG Asset Management, LLC does not undertake any obligation to publicly correct or update any forward-looking statement if it later becomes aware that such statement is not likely to be achieved.

2

The Agenda

●	Introduction
●	Team
●	Strategy
●	Structured Products
●	Investment Process
●	Fee Comparison
●	Conclusion

3

Gregory H. Sachs, Founder, CEO & CIO

●	Over three decades of experience in asset management

●	In 1993, founded Deerfield Capital Management, a firm focused on fixed income arbitrage, relative value trading strategies, and structured debt products

●	Deerfield was sold in 2007 with approx. $17 Billion under management

●	At Deerfield, Sachs created a public REIT (DFR:NYSE) with gross assets in excess of $8 Billion

●	In 2011, founded SCG Financial Acquisition Corp, an $80 Million SPAC which successfully completed its acquisition in 2013

●	In 2019 developed an investment strategy utilizing Structured Notes

●	Graduated from University of Wisconsin at Madison with an MS in Quantitative Analysis and Finance and a BBA in Actuarial Science and Quantitative Analysis

●	2001 Sachs was named Crain’s Business’s annual “Forty Under Forty”
●	Former Trustee Chicago Shedd Aquarium
●	Former Trustee Lurie Children’s Hospital

4

Executive Team

Michelle Sibley

CFO & CCO

●	CFO at Sachs Capital Group LP for over 16 years
●	CFO for SCG Financial Acquisition Corp
●	Former board member of RYU Apparel
●	Senior Tax Manager at Deloitte & Touche
●	Over 10 years of experience in public accounting
●	Arthur Andersen
●	Deloitte & Touche
●	Hedge fund and alternative investment practices
●	Northern Illinois University
●	BS in Accounting
●	Licensed CPA

Jerry Rosen

CRO

●	Former CRO RMG Networks
●	introduced SaaS platform serving 50% of the fortune 100 global brands
●	Former Chairman of Worldwide Partners (WPI) a global advertising network with $3 billion in annual media spend
●	Co-founded Chicago Sports Marketing firm with clients: White Sox, Bull, Bears, Blackhawks, Second City
●	Former Chairman of Frank Thomas Charitable Foundation
●	Washington University in St. Louis

Dr. Yuri Balasanov

MD, Quantitative Research

●	20 years as head quant, quantitative trader, and risk manager
●	Developed software for analytics and quantitative trading
●	Bank of America, Chicago Research and Trading, Ritchie Capital and several other proprietary trading and asset management firms
●	Currently a lecturer at the University of Chicago,
●	Graduate Program on Financial Mathematics (MSFM) and Analytics (MScA)
●	Teaches Fixed Income Derivatives, Mathematical Market Microstructure, Linear and Nonlinear Statistical Analysis, Machine Learning, Bayesian Methods, Artificial Intelligence, Robotics
●	Ph.D. in Probability Theory and Mathematical Statistics Applied Mathematics from Lomonosov Moscow State University

5

The Team

Confidential Not for Distribution or Duplication	11/9/21

6

Strategy Was Born

7

SCGAM Strategy

THE PROBLEM

A single Structured Note = Idiosyncratic Risk

THE SOLUTION

Solution = A portfolio of highly diversified Structured Notes

●	20 – 40 different positions

●	Diversified over Space and Time

8

Investment Process

■     Exchange-traded equities with tradable options

■     Data Analysis

■     Volatility

■     Volume

■     Open interest in options

■     Trading frequency

■     Liquidity

■     Price history

■     Fundamental Analysis

■     Review sell-side research

■     News Coverage

■     Potential events

■ Structured Product Analysis ■ Maturity Date ■ Coupon Barrier level ■ Frequency of observation dates ■ Coupon ■ Size of position/structured product ■ Investment-grade Issuer ■ pricing	■ Time-space diversification of Reference Asset ■ Credit diversification ■ Limit concentration of Issuer ■ Back testing ■ Stress testing ■ Options Greeks

■     Position Level

■     Price of Reference Asset as it may trigger the Call feature

■     News and Current Events

■     Financial reporting

■     Portfolio level

■     Correlations as Structured Products mature and/or are called

■     Financial reporting of Reference Assets, and Issuers

■     Stress testing

■     Cash position reconciliation: daily with PM & monthly with Admin

9

Risk Management

■	Concentration limits:

	■	Sector: 25%

	■	Reference Asset: no more than 10% in any one security at cost

	■	Maturity/expiration dates

■	Liquidity:

	■	We will not invest in any Reference Asset with less than a $1 billion market capitalization

■	Portfolio construction with credit diversification

	■	Investment grade Issuers

	■	Concentration limit: Will be diversified according to the R.I.C requirements for a Diversified Portfolio

■	Monitoring

	■	Performance, financial reporting, headlines and potential events related to:

	■	Reference assets and Issuers

■	Back tests:

	■	Running time-space diversified portfolios through periods of different market conditions and monitoring main risk metrics

■	Stress test scenarios:

	■	Based on the analysis of broad market conditions, we apply complex stress scenarios for credit, volatility and broad market moves

■	Options Greeks:

	■	Analysis of risk buckets of the embedded options

■	Space Portfolio Diversification:

	■	Constructing a portfolio of Reference Assets in which the components do not exhibit significant correlations

	■	Portfolio is constructed to reduce the likelihood that Reference Assets will draw losses simultaneously

■	Non-Linear Measures for Space Diversification

	■	Kendall’s Tau

	■	Tail dependence

	■	Quantile regression

■	Time Portfolio Diversification

	■	Ensuring diversified observation dates and maturity dates distributed during the year

	■	Main measures for time diversification are:

	■	Kendall’s Tau lagged: Kendall’s Tau correlation between lagged asset prices

	■	Tail dependence lagged: measurement of extreme price levels over lags

	■	Analysis of industry sector cycles

10

Key Proposals

Proposal	Key Benefits
1. Approve a new investment advisory agreement between the Fund and SCG Asset Management, LLC	● Deep asset management experience and expertise in high yield fixed income, and Structured Products ● Strong quantitative team with proprietary models
2. Approve a change to the Fund’s fundamental investment policy with respect to industry concentration	● Greater flexibility ● Higher expected returns; ● Reduce second layer of fees; ● Differentiated fixed income strategy

11

Comparison of Fund Expenses

Shareholder Transaction Expenses	Class A		Class C		Class I
	Current Advisor	SCGAM	Current Advisor	SCGAM	Current Advisor	SCGAM
Maximum Sales Load Imposed on Purchases (as a % of offering price)	4.25%	4.25%	None	None	None	None
Early Withdrawal Charges on Shares Repurchases Less than 365 Days After Purchase (as a $ of the original purchase price)	None	None	1.00%	1.00%	None	None
Annual Expenses (as a % of net assets attributable to share)
Management Fees	0.75%	1.50%	0.75%	1.50%	0.75%	1.50%
Incentive Fees	0.00%	0.00%(1)	0.00%	0.00%(1)	0.00%	0.00%(1)
Other Expenses	2.47%	2.47%	3.22%	3.22%	2.22%	2.22%
Shareholder Servicing Expenses	0.25%	0.25%	0.25%	0.25%	0.00%	0.00%
Distribution Fee	0.00%	0.00%	0.75%(2)	0.75%(2)	0.00%	0.00%
Remaining Other Expenses	2.22%	2.22%	2.22%	2.22%	2.22%	2.22%
Acquired Fund Fees and Expenses(3)	1.99%	0.10%	1.99%	0.10%	1.99%	0.10%
Total Annual Expenses(2)	5.21%(4)	4.07%(5)	5.96%(4)	4.82%(5)	4.96%(4)	3.82%(5)
Fee Waiver and Reimbursement	-1.37%	-0.97%	-1.47%	-1.07%	-1.37%	-0.97%
Total Annual Expenses (after fee waiver and reimbursement)	3.84%	3.10%	4.49%	3.75%	3.59%	2.85%

Footnotes are located on the following slide

12

Footnotes

(1)	The incentive fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the incentive fee the Fund pays to increase to the extent the Fund earns greater interest income through its investments. The incentive fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter and is subject to a hurdle rate, expressed as a rate of return of the Fund’s adjusted capital, equal to 1.50%, or an annualized hurdle rate of 6.0%, subject to a “catch-up” feature. See the section titled “The Advisory Agreements” above for a full explanation of how the incentive fee is calculated. Because the example following this table assumes a 5.0% annual return, as required by the SEC, no incentive fee would be payable in the current fiscal year.

(2)	The Class C shares will pay to the Distributor a Distribution Fee that will accrue at an annual rate equal to 0.75% of the average daily net assets attributable to Class C shares and is payable on a quarterly basis. Class A and Class I shares are not currently subject to a Distribution Fee. See “Plan of Distribution.”

(3)	Acquired Fund Fees and Expenses are the indirect costs of investing in other investment companies. The operating expenses in this fee table will not correlate to the expense ratio in the Fund’s financial highlights, when issued, because the financial statements, when issued, include only the direct operating expenses incurred by the Fund.

(4)	LTAM and the Fund have entered into an expense limitation and reimbursement agreement under which LTAM has agreed contractually to waive its fees and to pay or absorb the ordinary annual operating expenses of the Fund (excluding any front-end or contingent deferred loads, taxes, leverage interest, borrowing interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividend expense on securities sold short, acquired (underlying) fund fees and expenses or extraordinary expenses such as litigation), to the extent that they exceed 1.85%, 2.50% and 1.60% per annum of the Fund’s average daily net assets attributable to Class A, Class C and Class I shares, respectively. In consideration of LTAM’s agreement to limit the Fund’s expenses, the Fund has agreed to repay LTAM in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from when they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded. The Expense Limitation Agreement will remain in effect at least until October 31,2022, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Board on 60 days written notice to LTAM.

(5)	SCG and the Fund have entered into an expense limitation and reimbursement agreement under which SCG has agreed contractually to waive its fees and to pay or absorb the ordinary annual operating expenses of the Fund (excluding any front-end or contingent deferred loads, taxes, leverage interest, borrowing interest, brokerage commissions, expenses incurred in connection with any merger or reorganization, dividend expense on securities sold short, acquired (underlying) fund fees and expenses or extraordinary expenses such as litigation), to the extent that they exceed 3.00%, 3.65% and 2.75% per annum of the Fund’s average daily net assets attributable to Class A, Class C and Class I shares, respectively. In consideration of SCG’s agreement to limit the Fund’s expenses, the Fund has agreed to repay SCG in the amount of any fees waived and Fund expenses paid or absorbed, subject to the limitations that: (1) the reimbursement for fees and expenses will be made only if payable not more than three years from when they were incurred; and (2) the reimbursement may not be made if it would cause the Expense Limitation to be exceeded. The Expense Limitation Agreement will remain in effect at least until October 31,2023, unless and until the Board approves its modification or termination. This agreement may be terminated only by the Board on 60 days written notice to SCG.

13

Questions?

Confidential Not for Distribution or Duplication

SCG ASSET MANAGEMENT
Thank You

For further information please contact:

Gregory H. Sachs

gsachs@sachscapitalgroup.com

Mobile: +1 312-543-4440

Confidential Not for Distribution or Duplication